United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 27, 2022
CANNAE HOLDINGS, INC.
(Exact name of Registrant as Specified in its Charter)

1-38300
(Commission File Number)

Delaware	82-1273460
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

1701 Village Center Circle
Las Vegas, Nevada 89134
(Addresses of Principal Executive Offices)

(702) 323-7330
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Cannae Common Stock, $0.0001 par value	CNNE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets

Backstop Agreement

As previously disclosed in the Current Report on Form 8-K filed on June 29, 2021 by Cannae Holdings, Inc., a Delaware corporation (“Cannae”) with the Securities and Exchange Commission (the “SEC”), on June 28, 2021, Trebia Acquisition Corp. (“Trebia”) entered into a Business Combination Agreement (the “Business Combination Agreement”) by and among Trebia, S1 Holdco LLC, a Delaware limited liability company (“S1 Holdco”), System1 SS Protect Holdings, Inc., a Delaware corporation (“Protected”), and the other parties named therein. The Business Combination Agreement provided for, among other things, the consummation of certain transactions whereby each of (i) System1, LLC, a Delaware limited liability company and the current operating subsidiary of S1 Holdco, and (ii) Protected.net Group Limited, a private limited company organized under the laws of the United Kingdom and the current operating subsidiary of Protected, become subsidiaries of Trebia (the “Business Combination”).

In connection with the consummation of the Business Combination, Trebia and Cannae entered into that certain Backstop Facility Agreement (as amended, the “Backstop Agreement”) whereby Cannae agreed, subject to the other terms and conditions included therein, at the BPS Closing (as defined in the Backstop Agreement), to subscribe for Trebia Class A Common Stock in order to fund redemptions by shareholders of Trebia in connection with the Business Combination, in an amount of up to $250,000,000 (the “Cannae Subscription”). In connection with Cannae’s entry into the Backstop Agreement, the Sponsors (as defined below) agreed, among other things, to forfeit up to 3,628,451 shares of Trebia common stock (and Trebia has agreed to issue to Cannae up to 2,628,451 shares of Trebia Class A Common Stock and up to 1,000,000 shares of Trebia Class A Common Stock to certain equityholders of the target entities, in an aggregate amount equal to such forfeiture) as consideration in the event that the backstop amounts set forth in the Backstop Agreement are drawn due to redemptions.

The foregoing description of the Backstop Agreement is not complete and is qualified in its entirety by reference to the Backstop Agreement, the form of which is attached as Exhibit 10.1 to Cannae’s Current Report on Form 8-K filed with the SEC on June 29, 2021 and incorporated herein by reference.

On January 27, 2022, the transactions contemplated by the Backstop Agreement, including the Cannae Subscription, were consummated. Immediately following the consummation of the Cannae Subscription, the Business Combination was consummated.

Item 7.01.	Regulation FD Disclosure

On January 27, 2022, Cannae issued a press release announcing the consummation of the Business Combination and the Cannae Subscription. A copy of the press release issued by the Cannae is attached hereto as Exhibit 99.1. The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities, nor shall it be deeded to be incorporated by reference in any filing under the Securities Act or Exchange Act.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

Number	Description
99.1	Press Release of Cannae Holdings, Inc., dated January 27, 2022
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cannae Holdings, Inc.
Date:	January 27, 2022	By:	/s/Bryan D. Coy
			Name:	Bryan D. Coy
			Title:	Chief Financial Officer